                                  EXHIBIT 10.7



                               FIRST AMENDMENT TO
                    JOINT VENTURE AND QUOTAHOLDERS AGREEMENT

     This First Amendment ("Amendment") to the Joint Venture and Quotaholders Agreement between the parties hereto dated July 19, 1998 ("Joint Venture Agreement"), is made this 18th day of August, 1998, by and between TeleNova Comunicacoes Ltda., a limited liability quota company, duly organized and existing under the laws of the Federative Republic of Brazil ("Brazil"), having its principal place of business at Alameda Araguaia, 933, conj. 46, Alphaville, Barueri, State of Sao Paulo, Brazil, registered with the C.G.C./M.F. under No. 02.519.780/0001-06 (hereinafter referred to as "TeleNova"); and ITXC Corp., a corporation duly organized and existing under the laws of the State of Delaware, USA, having its principal place of business at 219 North Center Drive, North Brunswick, NJ (hereinafter referred to as "ITXC");

                                 INTRODUCTION:
                                 -------------
A. The Joint Venture Agreement is in full force and effect as of the date hereof; and

B.  This Amendment is contemplated by and is being made in accordance with
    Section 16.3 of the Joint Venture Agreement.

                                   COVENANTS:
                                   ----------

     In consideration of the promises and mutual covenants contained in this Amendment, and for other good and valuable consideration, which each of the parties acknowledges has been received and is sufficient to create a binding contract, TeleNova and ITXC agree as follows:

1. Section 16.3 of the Joint Venture Agreement is hereby deleted in its entirety and replaced with the following Section 16.3:

    "16.3  IPO Puts and Calls.
            ------------------

          16.3.1  Definitions.  For purposes of this Agreement, the following
                  -----------
terms shall have the following meanings:

    "Appraised Value" shall mean the fair market value of the Company, as determined either by mutual agreement of TeleNova and ITXC or, lacking such agreement, by an independent appraisal firm (the fees of which shall be shared by the Parties in proportion to the Quotas that they own) mutually satisfactory to TeleNova and ITXC. Any firm so selected to be the appraisal firm hereunder is referred to herein as the "Appraiser".

    "Evslin/Jordan Common Shares" shall mean the 3,000,000 shares of ITXC Common Stock presently owned of record by Tom Evslin and/or Mary Evslin and the shares of ITXC Common Stock issuable upon exercise of the stock options presently held by Edward Jordan.

    "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

    "Fraction" shall mean, for each Non-ITXC Party (as hereinafter defined), a fraction, the numerator of which is the aggregate number of Quotas held by such Non-ITXC Party as of a particular closing and the denominator of which is the aggregate number of Quotas held by all of the Parties (including, without limitation, ITXC) as of such closing. Thus, by way of example, TeleNova's Fraction at the time of the Initial Required Contribution is equal to 0.51 or 51%.

    "GAAP" shall mean generally accepted accounting principles, consistently applied.

    "Gross Margin" shall mean Gross Profit as a percentage of the Company's sales (less any sales tax applicable in Brazil).

    "Gross Profit" shall mean the Company's sales (less any sales tax applicable in Brazil) minus the Company's direct termination costs and the Company's allocated costs of gateways, routers, switches, local PSTN loops, Internet connections, ITXC royalties and direct IP circuits. Selling, general and administrative expenses are not subtracted from the Company's sales in calculating "Gross Profit". It is intended by the Parties that Gross Profit shall be calculated in the manner reflected in the Initial Business Plan. The specific line items in the Company's income statement to be analyzed in determining Gross Profit shall be calculated in accordance with Brazilian GAAP.

    "IPO" shall mean a "Qualified Public Offering", provided that the final prospectus utilized by ITXC in connection with such public offering states that upon consummation of such offering, ITXC's Common Stock will be publicly traded or quoted on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System (NASDAQ).

    "IPO Call Price" shall have the same meaning as "IPO Put Price", except that each reference to "ninety percent (90%)" in the definition of "IPO Put Price" shall be deemed to be a reference to "one hundred percent (100%)" in the definition of "IPO Call Price".

    "IPO Gross Margin" shall mean the Company's Gross Margin during the Pre-IPO Period.

    "IPO Price" shall mean the per share price at which securities of ITXC are offered to the public in an IPO, as set forth on the cover page of ITXC's prospectus.

    "IPO Put Price" shall mean the following if the IPO Ratio is greater than or equal to one (1): (i) if the Company's IPO Gross Margin is greater than 20%, the IPO Put Price shall be ninety percent (90%) of an amount equal to "x" multiplied by "y" multiplied by "z", where "x" represents the Trailing Company Revenues, "y" represents the IPO Ratio and "z" equals 1.15, (ii) if the Company's IPO Gross Margin is greater than 15% but not greater than 20%, the IPO Put Price shall be ninety percent (90%) of an amount equal to "x" multiplied by "y" multiplied by

"z", where "x" represents the Trailing Company Revenues, "y" represents the IPO Ratio and "z" equals 1.10, (iii) if the Company's IPO Gross Margin is greater than 10% but not greater than 15%, the IPO Put Price shall be ninety percent (90%) of an amount equal to "x" multiplied by "y", where "x" represents the Trailing Company Revenues and "y" represents the IPO Ratio, (iv) if the Company's IPO Gross Margin is greater than 5% but not greater than 10%, the IPO Put Price shall be ninety percent (90%) of an amount equal to "x" multiplied by "y" multiplied by "z", where "x" represents the Trailing Company Revenues, "y" represents the IPO Ratio and "z" equals 0.75, (v) if the Company's IPO Gross Margin is greater than 0% but not greater than 5%, the IPO Put Price shall be ninety percent (90%) of an amount equal to "x" multiplied by "y" multiplied by "z", where "x" represents the Trailing Company Revenues, "y" represents the IPO Ratio and "z" equals 0.5 and (vi) if the Company's Gross Margin is less than or equal to 0%, then the IPO Put Price shall equal the Company's Pre-IPO Book Value. If the IPO Ratio is less than one (1), the IPO Put Price shall equal the Appraised Value.

    "IPO Modified Put Price" shall have the same meaning as "IPO Put Price", except that each reference to "ninety percent (90%)" in the definition of "IPO Put Price" shall be deemed to be a reference to "ninety-five percent (95%)" in the definition of "IPO Modified Put Price".

    "IPO Ratio" shall mean the ratio of the IPO Value to the Trailing ITXC Revenues.

    "IPO Value" shall mean the IPO Price multiplied by the sum of (a) the number of shares of ITXC Common Stock outstanding (i.e., excluding shares subject to unexercised stock options and warrants) on the date that the SEC declares the Registration Statement effective under the Securities Act and (b) the number of shares of ITXC's Common Stock offered by ITXC to the public in its IPO (excluding shares subject to the underwriters' over-allotment option).

    "Initial Post-Lock-Up Period" shall mean the period commencing on the first day after the expiration of the lock-up period provided for in the lock-up letter described in Section 16.3.5(a)(ii) and terminating one year after the "Effective Date" (as defined in Section 16.3.5(a)).

    "Non-ITXC Party" shall mean TeleNova and, if TeleNova's assignment and transfer option contemplated in Section 4.4 hereof is consummated, Telesis Sistemas em Telecomunicacoes Ltda/Message.

    "Pre-IPO Book Value" shall mean the total assets of the Company as of the last day of the Pre-IPO Period minus the total liabilities of the Company as of the last day of the Pre-IPO Period, determined in accordance with Brazilian GAAP.

    "Pre-IPO Period" shall mean the six month period ending on the last day of the calendar month immediately preceding the calendar month in which ITXC initially files its Registration Statement with the SEC.

    "Qualified Public Offering" shall mean an underwritten public offering of shares of ITXC's Common Stock led by a nationally recognized reputable underwriter (as reasonably determined by ITXC's Board of Directors) (i) raising gross proceeds (on behalf of ITXC and selling stockholders) of at least $20 million (U.S.) and (ii) at a price per share to the public of at least $6.82 (U.S.) per share (appropriately adjusted to reflect the occurrence of any event described in subparagraphs 6F or 6G of the Certificate of Designations, Preferences and Rights of ITXC's Series B Convertible Preferred Stock as filed by ITXC with the Delaware Secretary of State on April 24, 1998).

    "Registration Statement" shall mean the registration statement to be filed by ITXC with the SEC in order to effect the IPO.

    "Restricted Period" shall mean the period commencing on the date of either a "Nonexclusive Closing" (as defined in Section 16.5) or an "Impasse Closing" (as defined in Section 16.6.2) and terminating one year after either such closing.

    "SEC" shall mean the United States Securities and Exchange Commission.

    "Securities Act" shall mean the United States Securities Act of 1933, as amended.

    "Trailing Company Revenues" shall mean (x) the total revenues of the Company during the Pre-IPO Period (calculated in accordance with Brazilian
GAAP), multiplied by (y) two (2).

    "Trailing ITXC Revenues" shall mean (x) the total revenues of ITXC during the Pre-IPO Period (calculated in accordance with U.S. GAAP, multiplied by (y) two (2).

          16.3.2  IPO Put Right.  In the event that ITXC decides to pursue an
                  -------------
IPO during the term of this Agreement, ITXC shall notify the Non-ITXC Parties (as hereinafter defined) at least 60 days prior to the filing of its Registration Statement of its intention to effect an IPO. During the period commencing on the date that TeleNova receives such notice and ending 25 days thereafter (the "Put Notice Period"), each of the Parties other than ITXC (each, a "Non-ITXC Party" and collectively, the "Non-ITXC Parties") shall have the right to cause ITXC to purchase all of the Quotas held by such Non-ITXC Party at an aggregate price equal to the IPO Put Price multiplied by such Non-ITXC Party's Fraction. In the event that a Non-ITXC Party provides notice of its exercise of its put rights in a timely and appropriate manner, at a closing (the "Closing") to be held concurrent with the closing of the IPO, ITXC shall purchase from such Non-ITXC Party, and such Non-ITXC Party shall sell to ITXC, all of such Non-ITXC Party's Quotas at the purchase price described in this
Section 16.3.2. In the event that the closing of the IPO does not occur for any reason, the Closing shall not be held and the exercise of such put right shall be void and of no effect. At ITXC's option, such purchase price may be paid in cash or in shares of ITXC's Common Stock, valued at the IPO Price, or in such combination of cash and such shares as ITXC shall determine, provided that such determination is made within five business days after a Non-ITXC Party notifies ITXC that it intends to exercise its put rights pursuant to this Section 16.3.2.

          16.3.3  IPO Call Right.  At any time prior to the end of the Put
                  --------------
Notice Period, ITXC may give notice to any Non-ITXC Party that has not declared its intention to exercise its put rights pursuant to Section 16.3.2 hereof (a "Non-Put Party") that ITXC intends to exercise its call rights pursuant to this
Section 16.3.3. In the event that ITXC provides notice of its exercise of its call rights in a timely and appropriate manner, at a closing (the "Closing") to be held concurrent with the closing of the IPO, ITXC shall purchase from each Non-Put Party, and each Non-Put Party shall sell to ITXC, all of such Non-Put Party's Quotas at a purchase price equal to the IPO Call Price multiplied by such Non-Put Party's Fraction. In the event that the closing of the IPO does not occur for any reason, the Closing shall not be held and the exercise of such call right shall be void and of no effect. At the option of TeleNova, such purchase price may be paid in cash or in shares of ITXC's Common Stock, valued at the IPO Price, or in such combination of cash and such shares as TeleNova shall determine, provided that such determination is made within five business days after ITXC notifies TeleNova that it intends to exercise its call rights pursuant to this Section 16.3.3.

          16.3.4  Simultaneous Exercise of Puts and Calls.  In the event that
                  ---------------------------------------
one or more Non-ITXC Parties exercises its put rights pursuant to Section 16.3.2 hereof simultaneously with the exercise by ITXC of its call rights pursuant to
Section 16.3.3 hereof, then all of the provisions of Section 16.3.2 shall apply to the transaction between ITXC and each such exercising Non-ITXC Party, except that all references to the term "IPO Put Price" shall be deemed to be references to the "IPO Modified Put Price", such exercising Non-ITXC Party shall have the right to designate the form (cash or stock) of one half of the purchase price applicable to such Non-ITXC Party's transaction with ITXC and ITXC shall have the right to designate the form (cash or stock) of one half of such purchase price. The provisions of Section 16.3.3 hereof shall apply to the Non-ITXC Parties that do not exercise their put rights.

          16.3.5  Securities Matters.  In the event that ITXC issues shares of
                  ------------------
its Common Stock pursuant to Sections 16.3.2, 16.3.3 or 16.3.4 hereof (the "Issued Shares"), the following provisions shall apply:

          (a) Prior to the date on which the SEC declares the Registration Statement effective (the "Effective Date"), each Party that is to receive such shares shall deliver to ITXC (i) an investment letter, in form and substance satisfactory to ITXC, that will enable ITXC to issue such shares of ITXC Common Stock to such Party without registration under the Securities Act or any applicable jurisdiction's securities laws and (ii) a lock-up letter, in form and substance substantially identical to the lock-up letter to be signed in connection with the IPO by each ITXC director who owns capital stock of ITXC, pursuant to which such Party shall agree not to transfer, sell, pledge or otherwise dispose of such shares for a specified period of time after the Effective Date.

          (b) Each certificate representing such shares shall bear such legends as ITXC shall reasonably conclude shall be required under the Securities Act.

          (c) Subject to the lock-up letters described in Section 16.3.5(a)(ii), if the Issued Shares are issued as a result of the exercise of a put right by a Non-ITXC Party, then ITXC and such Non-ITXC Party shall enter into an agreement, in form and substance reasonably satisfactory to ITXC, pursuant to which ITXC shall agree that if Tom Evslin sells any Evslin/Jordan Common Shares during the Initial Post-Lock-Up Period, then ITXC shall, at such Non-ITXC Party's request, register for resale under the Securities Act up to 25% of such Non-ITXC Party's Issued Shares, provided that (i) such registration obligation shall cease as of the last day of the Initial Post-Lock-Up Period, and (ii) such agreement shall provide that such Non-ITXC Party's registration rights shall be subordinate to the rights of holders of ITXC preferred stock as of July 19, 1998, including, without limitation, the securities held by VocalTec Communications, Inc., including both common and preferred shares ("Existing Rights").

          16.3.6  Cooperation.  In the event that any Party exercises a put
                  -----------
right pursuant to Section 16.3.2 hereof or a call right pursuant to Section
16.3.3 hereof, all Non-ITXC Parties shall cooperate with ITXC in its efforts to consummate the IPO. Such cooperation shall include, among other things, providing ITXC's underwriters with such information as such underwriters shall reasonably request, confirming its obligations hereunder and making timely delivery of all indicia of ownership of Quotas so as to assure that the IPO closing and the Closing are consummated in accordance with the provisions of any underwriting agreement executed by ITXC in connection with the IPO.

          16.3.7  Limitation on Call Right.  Notwithstanding any provision
                  ------------------------
herein to the contrary, at or prior to any Closing held pursuant to Section 16.3.3, ITXC shall complete the payment (in cash or as otherwise permitted hereunder) of any Initial Required Contribution which ITXC has not yet fully paid."

2. The following text shall be inserted into the Joint Venture Agreement as Sections 16.4 through 16.6 inclusive, as indicated:

    "16.4  Business Combination Puts and Calls.

          16.4.1 Additional Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          "Business Combination" shall mean a transaction pursuant to which (a) ITXC shall merge or consolidate with another corporation or entity as a result of which the shareholders of ITXC immediately prior to such transaction shall own, immediately after such transaction, less than 50% of the aggregate voting power of all classes of stock or equity of the entity that controls ITXC after such transaction or, if ITXC is the surviving corporation, less than 50% of the aggregate voting power of all classes of stock of ITXC, (b) more than 50% of the outstanding capital stock of ITXC is acquired by a single purchaser or (c) ITXC sells all or substantially all of its assets outside the ordinary course of business.

          "Business Combination Gross Margin" shall mean the Company's Gross Margin during the Pre-Business Combination Period.

          "Business Combination Call Price" shall have the same meaning as "Business Combination Put Price", except that each reference to "ninety percent (90%)" in the definition of "Business Combination Put Price" shall be deemed to be a reference to "one hundred percent (100%)" in the definition of "Business Combination Call Price".

          "Business Combination Put Price" shall mean the following if the Business Combination Ratio is greater than or equal to one (1): (i) if the Company's Business Combination Gross Margin is greater than 20%, the Business Combination Put Price shall be ninety percent (90%) of an amount equal to "x" multiplied by "y" multiplied by "z", where "x" represents the Trailing Period Company Revenues, "y" represents the Business Combination Ratio and "z" equals 1.15, (ii) if the Company's Business Combination Gross Margin is greater than 15% but not greater than 20%, the Business Combination Put Price shall be ninety percent (90%) of an amount equal to "x" multiplied by "y" multiplied by "z", where "x" represents the Trailing Period Company Revenues, "y" represents the Business Combination Ratio and "z" equals 1.10, (iii) if the Company's Business Combination Gross Margin is greater than 10% but not greater than 15%, the Business Combination Put Price shall be ninety percent (90%) of an amount equal to "x" multiplied by "y", where "x" represents the Trailing Period Company Revenues and "y" represents the Business Combination Ratio, (iv) if the Company's Business Combination Gross Margin is greater than 5% but not greater than 10%, the Business Combination Put Price shall be ninety percent (90%) of an amount equal to "x" multiplied by "y" multiplied by "z", where "x" represents the Trailing Period Company Revenues, "y" represents the Business Combination Ratio and "z" equals 0.75, (v) if the Company's Business Combination Gross Margin is greater than 0% but not greater than 5%, the Business Combination Put Price shall be ninety percent (90%) of an amount equal to "x" multiplied by "y" multiplied by "z", where "x" represents the Trailing Period Company Revenues, "y" represents the Business Combination Ratio and "z" equals 0.5 and (vi) if the Company's Business Combination Gross Margin is less than or equal to 0%, then the Business Combination Put Price shall equal the Company's Pre-Business Combination Book Value. If the Business Combination Ratio is less than one (1), the Business Combination Put Price shall equal the Appraised Value.

          "Business Combination Modified Put Price" shall have the same meaning as "Business Combination Put Price", except that each reference to "ninety percent (90%)" in the definition of "Business Combination Put Price" shall be deemed to be a reference to "ninety-five percent (95%)" in the definition of "Business Combination Modified Put Price".

          "Business Combination Ratio" shall mean the ratio of the Business Combination Value to the Trailing Period ITXC Revenues.

          "Business Combination Value" shall mean the following with respect to a Liquid Business Combination: (i) with respect to a Cash Liquid Business Combination, "Business Combination Value" shall mean the aggregate amount of cash to be paid to ITXC's shareholders (or to ITXC in the case of an asset sale) upon consummation of such Business Combination (excluding any contingent consideration), (ii) with respect to a Marketable Security Liquid Business Combination, "Business Combination Value" shall mean the aggregate market value (measured by multiplying the aggregate number of shares issuable pursuant to the applicable Definitive Agreement by the average closing sale price of the applicable Marketable Security during the last five trading days immediately prior to the Business Combination Effective Date) of the Marketable Securities to be issued to ITXC's shareholders (or to ITXC in the case of an asset sale) upon consummation of such Business Combination (excluding any contingent consideration) and (iii) with respect to a Cash/Marketable Security Liquid Business Combination, "Business Combination Value" shall mean the sum of (x) the aggregate amount of cash to be paid to ITXC's shareholders (or to ITXC in the case of an asset sale) upon consummation of such Business Combination (excluding any contingent consideration) and (y) the aggregate market value (measured by multiplying the aggregate number of shares issuable pursuant to the applicable Definitive Agreement by the average closing sale price of the applicable Marketable Security during the last five trading days immediately prior to the Business Combination Effective Date) of the Marketable Securities to be issued to ITXC's shareholders (or to ITXC in the case of an asset sale) upon consummation of such Business Combination (excluding any contingent consideration). With respect to a Business Combination that does not constitute a Liquid Business Combination, "Business Combination Value" shall mean the value of the consideration to be received by ITXC's shareholders (or by ITXC in the case of an asset sale) upon consummation of such Business Combination (excluding any contingent consideration) as determined in good faith by the Board of Directors of ITXC at the time that such Board approves the applicable

Definitive Agreement or by ITXC's principal shareholder in the event that the Business Combination is structured as a stock purchase.

          "Definitive Agreement" shall mean a written agreement, executed by ITXC and approved by ITXC's Board of Directors, pursuant to which ITXC shall agree to enter into a Business Combination, which agreement may be subject to standard conditions typically applicable to Business Combinations.

          "Liquid Business Combination" shall mean a Business Combination in which the shareholders of ITXC (or ITXC in the case of a sale of assets) receive cash and/or Marketable Security upon consummation of such Business Combination. A "Cash Liquid Business Combination" shall mean a Business Combination in which shareholders of ITXC (or ITXC in the case of a sale of assets) receive solely cash upon consummation of such Business Combination, a "Marketable Security Liquid Business Combination" shall mean a Business Combination in which shareholders of ITXC (or ITXC in the case of a sale of assets) receive solely Marketable Securities upon consummation of such Business Combination and a "Cash/Marketable Security Liquid Business Combination" shall mean a Business Combination in which shareholders of ITXC (or ITXC in the case of a sale of assets) either receive a combination of cash and Marketable Securities upon consummation of such Business Combination or are entitled to elect to receive either cash or Marketable Securities upon consummation of such Business Combination.

          "Marketable Security" shall mean a security which is either listed on the New York Stock Exchange or the American Stock Exchange or is quoted on the National Market System of the National Association of Securities Dealers (NASDAQ).

          "Pre-Business Combination Book Value" shall mean the total assets of the Company as of the last day of the Pre-Business Combination Period minus the total liabilities of the Company as of the last day of the Pre-Business Combination Period, determined in accordance with Brazilian GAAP.

          "Pre-Business Combination Period" shall mean the six month period ending on the last day of the calendar month immediately preceding the calendar month in which a Definitive Agreement is executed.

          "Trailing Period Company Revenues" shall mean (x) the total revenues of the Company during the Pre-Business Combination Period (calculated in accordance with Brazilian GAAP), multiplied by (y) two (2).

          "Trailing Period ITXC Revenues" shall mean (x) the total revenues of ITXC during the Pre-Business Combination Period (calculated in accordance with U.S. GAAP, multiplied by (y) two (2).

          16.4.2  Business Combination Put Right.  In the event that ITXC
                  ------------------------------
decides to pursue a Business Combination during the term of this Agreement, ITXC shall notify the Non-ITXC Parties at least 30 days prior to the effective date of the Business Combination (the "Business Combination Effective Date"). During the period commencing on the date that TeleNova receives such notice and ending 15 days prior to the Effective Date (the "Put Notice Period"), each Non-ITXC Party shall have the right to cause ITXC to condition the consummation of such Business Combination upon the consummation of a transaction (to occur at or prior to the Business Combination Effective Date) pursuant to which ITXC or any other party to such Business Combination (ITXC or any such other party being hereinafter referred to as the "Acquirer") would purchase, and such Non-ITXC Party would sell, all of the Quotas held by such Non-ITXC Party at an aggregate price equal to the Business Combination Put Price multiplied by such Non-ITXC Party's Fraction. In the event that a Non-ITXC Party provides notice of its exercise of its put rights in a timely and appropriate manner, at a closing (the "Closing") to be held concurrent with the closing of the Business Combination, the Acquirer shall purchase from such Non-ITXC Party, and such Non-ITXC Party shall sell to the Acquirer, all of such Non-ITXC Party's Quotas at the purchase price described in this Section 16.4.2. In the event that the closing of the Business Combination does not occur for any reason, the Closing shall not be held and the exercise of such put right shall be void and of no effect. At the Acquirer's option, such purchase price may be paid in cash or in shares of the Acquirer's Common Stock, in the same form and class and with the same registration rights as the shares received by ITXC in the Business Combination, valued in the same manner as securities are valued for purposes of determining the Business Combination Value, or in such combination of cash and such shares (valued in the same manner as securities are valued for purposes of determining the Business Combination Value) as the Acquirer shall determine; provided, however, if the Acquirer's Common Stock does not represent a Marketable Security, the number of shares of the Acquirer's common stock to be delivered shall be increased by a multiple of 10% over the number of shares that would be delivered if the valuation were made solely in the manner utilized for purposes of determining Business Combination Value.

          16.4.2.1 In the event that (i) a Non-ITXC Party exercises its put rights pursuant to this Section 16.4.2, (ii) as a result of the Business Combination, the Evslin/Jordan Common Shares will be converted into a security that is registered under the Securities Act (the "Registered Security") and
(iii) the Acquirer elects to deliver to such Non-ITXC Party a portion of such purchase price in the form of the Acquirer's common stock, then such Non-ITXC Party shall have the right to cause ITXC to condition such Business Combination upon such Non-ITXC Party's receipt (to the extent that such Non-ITXC Party is receiving stock, and not cash, pursuant to the exercise of such put right), upon consummation of the Business Combination, of the Registered Security for a period expiring one (1) year after the Business Combination Effective Date.

          16.4.3 Business Combination Call Right.  During the Put Notice Period,
                 -------------------------------
ITXC shall have the right to demand that each Non-ITXC Party sell its Quotas to the Acquirer at or immediately prior to the Business Combination Effective Date. In the event that ITXC provides notice of its exercise of its call rights during the Put Notice Period to each of the Non-ITXC Parties, at a closing (the "Closing") to be held concurrent or immediately prior to the closing of the Business Combination, ITXC shall cause the Acquirer to purchase from each Non-ITXC Party, and each Non-ITXC Party shall sell to the Acquirer, all of such Non-ITXC Party's Quotas at a purchase price equal to the Business Combination Call Price multiplied by such Non-ITXC Party's Fraction. In the event that the closing of the Business Combination does not occur for any reason, the Closing shall not be held and the exercise of such call right shall be void and of no effect. At TeleNova's option, such purchase price may be paid in cash or in shares of the Acquirer's Common Stock, valued in the same manner as securities are valued for purposes of determining the Business Combination Value, or in such combination of cash and such shares (valued in the same manner as securities are valued for purposes of determining the Business Combination Value) as TeleNova shall determine; provided, however, if the Acquirer's Common Stock does not represent a Marketable Security, the number of shares of the Acquirer's Common Stock to be delivered shall be increased by a multiple of 10% over the number of shares that would be delivered if the valuation were made solely in the manner utilized for purposes of determining the Business Combination Value.

          16.4.4  Simultaneous Exercise of Puts and Calls.  In the event that
                  ---------------------------------------
one or more Non-ITXC Parties exercises its put rights pursuant to Section 16.4.2 hereof simultaneously with the exercise by ITXC of its call rights pursuant to
Section 16.4.3 hereof, then all of the provisions of Section 16.4.2 shall apply to the transaction between ITXC and each such exercising Non-ITXC Party except that (i) all references to the term "Business Combination Put Price" shall be deemed to be references to the "Business Combination Modified Put Price", (ii) such exercising Non-ITXC Party shall have the right to designate the form (cash or stock) of one half of the purchase price applicable to such Non-ITXC Party's transaction with ITXC, (iii) ITXC shall have the right to designate the form (cash or stock) of one half of the purchase price and (iv) Section 16.4.2.1 shall apply with respect to any stock received by such Non-ITXC Party as a result of the immediately preceding clause iii of this Section 16.4.4. The provisions of Section 16.4.3 shall apply to the Non-ITXC Parties that do not exercise their put rights.

          16.4.5  Securities Matters.  In the event that the Acquirer issues
                  ------------------
shares of its common stock pursuant to Sections 16.4.2, 16.4.3 or 16.4.4 hereof, the following provisions shall apply:

          (a) Prior to the Business Combination Effective Date, each Party that is to receive such shares shall, if requested to do so by the Acquirer, deliver to the Acquirer an investment letter, in form and substance satisfactory to the Acquirer, but substantially identical in form and substance to the equivalent letter signed by ITXC (if ITXC is required to sign such a letter), that will enable the Acquirer to issue such shares of common stock to such Party without registration under the Securities Act or any applicable jurisdiction's securities laws without registration under the Securities Act or any applicable jurisdiction's securities laws.

          (b) Each certificate representing such shares shall bear such legends as the Acquirer shall reasonably conclude shall be required under the Securities Act, provided, however, that ITXC agrees to the same legends in the shares it receives as payment from the Acquirer, if ITXC actually receives any such shares.

          16.4.6  Cooperation.  In the event that any Party exercises a put
                  -----------
right pursuant to Section 16.4.2 hereof or a call right pursuant to Section
16.4.3 hereof, all Non-ITXC Parties shall cooperate with ITXC in its efforts to consummate the applicable Business Combination. Such cooperation shall include, among other things, providing the parties to such Business Combination with such information as such underwriters shall reasonably request, confirming its obligations hereunder and making timely delivery of all indicia of ownership of Quotas so as to assure that the Business Combination closing and the Closing are consummated in accordance with the provisions of the applicable Definitive Agreement.

          16.4.7  Limitation on Call Right.  Notwithstanding any provision
                  ------------------------
herein to the contrary, at or prior to any Closing held pursuant to Section 16.4.3, ITXC shall complete the payment (in cash or as otherwise permitted hereunder) of any Initial Required Contribution which ITXC has not yet fully paid.

     16.5  Nonexclusive Arrangement.   After December 31, 1999, in the event
           ============------------
that either ITXC or TeleNova effects a Territory Non-Exclusive Arrangement pursuant to Section 14.4 hereof, then each Non-ITXC Party shall have the right to cause ITXC to purchase from such Non-ITXC Party (a "Nonexclusive Put Right"), and ITXC shall have the right to cause each Non-ITXC Party to sell to ITXC (a "Nonexclusive Call Right"), all of such Non-ITXC Party's equity interests in the Company (the "TeleNova Equity") in accordance with the provisions of this
Section 16.5. Each Non-ITXC Party shall have the right to exercise its Nonexclusive Put Right if it delivers written notice of such exercise to ITXC at any time within thirty (30) days after either (a) TeleNova delivers to ITXC notice that it has elected to effect a Territory Non-Exclusive Arrangement or
(b) TeleNova receives from ITXC notice that ITXC has elected to effect a Territory Non-Exclusive Arrangement. ITXC shall have the right to exercise its Nonexclusive Call Right if it delivers written notice of such exercise to the Non-ITXC Parties at any time within thirty (30) days after either (a) ITXC delivers to TeleNova notice that it has elected to effect a Territory Non-Exclusive Arrangement or (b) ITXC receives from TeleNova notice that TeleNova has elected to effect a Territory Non-Exclusive Arrangement. In the event that a Non-ITXC Party exercises its Nonexclusive Put Right on a timely basis or ITXC exercises its Nonexclusive Call Right on a timely basis, TeleNova and ITXC shall cause the TeleNova Equity to be appraised in accordance with the definition of Appraised Value set forth in Section 16.3.1 hereof. Within thirty (30) days after ITXC and TeleNova receive notice of the results of such appraisal, a closing shall be held at ITXC's headquarters (the "Nonexclusive Closing"). At the Nonexclusive Closing, ITXC shall deliver to such Non-ITXC Party consideration in an aggregate amount equal to the Appraised Value multiplied by such Non-ITXC Party's Fraction. In the event that the Nonexclusive Closing is conducted following the exercise by one or more Non-ITXC Parties of its Nonexclusive Put Right, ITXC shall have the right to determine whether such consideration shall be paid to such exercising Non-ITXC Party in cash or in the equivalent value (to be determined in accordance with Section 16.5(c) hereof) of shares of ITXC's Common Stock. In the event that the Nonexclusive Closing is held solely as a result of ITXC's exercise of its Nonexclusive Call Right, TeleNova shall have the right to determine whether such purchase price shall be paid in cash or in shares of ITXC Common Stock. In the event that such purchase price is to be paid in shares of ITXC Common Stock, the following provisions shall apply:

    (a) ITXC shall have the right to delay the Nonexclusive Closing for a reasonable period of time in order to enable ITXC to obtain such shareholder and other approvals as ITXC shall require in order to effect such transaction. In the event that ITXC is unable to obtain such approvals within 120 days after either ITXC or TeleNova effects a Territory Nonexclusive Arrangement, then the purchase price payable pursuant to this Section 16.5 shall be paid by ITXC in cash.

    (b) At the Nonexclusive Closing, each Non-ITXC Party shall deliver to ITXC an investment letter, in form and substance reasonably satisfactory to ITXC, that will enable ITXC to issue such shares of ITXC Common Stock (the "Nonexclusive Issued Shares") to each non-ITXC Party without registration under the Securities Act or any applicable jurisdiction's securities laws. If the Nonexclusive Issued Shares are being delivered solely as a result of the exercise by a Non-ITXC Party of a Nonexclusive Put Right at a time after ITXC has consummated an IPO, then ITXC and such Non-ITXC Party shall enter into an agreement, in form and substance reasonably satisfactory to ITXC, pursuant to which ITXC shall agree that if Tom Evslin sells any Evslin/Jordan Common Shares during the Restricted Period, then ITXC shall, at such Non-ITXC Party's request, register for resale under the Securities Act up to 25% of such Non-ITXC Party's Nonexclusive Issued Shares, provided that (i) such registration obligation shall cease as of the last day of the Restricted Period, and (ii) such agreement shall provide that such Non-ITXC Party's registration rights shall be subordinate to the Existing Rights (as defined in Section 16.3.5(c)(ii) hereof).

    (c) In the event that ITXC's Common Stock is registered under the Exchange Act and either listed on the New York Stock Exchange or American Stock Exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc. at the time of the Nonexclusive Closing, for purposes of determining the number of shares of ITXC Common Stock to be delivered at the Nonexclusive Closing, each share of ITXC Common Stock shall be valued at a price equal to the average closing sales price of ITXC's Common

Stock during the five trading days immediately preceding the date on which the Nonexclusive Closing is held. If, at the time of such Nonexclusive Closing, ITXC's Common Stock is not registered pursuant to the Exchange Act or is not so listed or quoted, then TeleNova and ITXC shall cause the Appraiser to determine the per share value of ITXC's Common Stock as part of the appraisal described in this Section 16.5.

    (d) Each certificate representing such shares shall bear such legends as ITXC shall reasonably conclude shall be required under the Securities Act, provided however that the Evslin/Jordan Common Shares also bear such legends.

Notwithstanding any provision herein to the contrary, at or prior to any Nonexclusive Closing held upon exercise of a Nonexclusive Call Right, ITXC shall complete the payment (in cash or as otherwise permitted hereunder) of any Initial Required Contribution which ITXC has not yet fully paid.

    16.6  Impasse.
          -------

          16.6.1  Definition of "Impasse".  For purposes of this Agreement, an
                  -----------------------
"Impasse" shall be deemed to have occurred in the event that (a) the Parties are unable to agree upon any material matter (such as, without limitation, implementation of the Business Plan, financial or economic issues involving the Company, entering into business associations or partnerships, determining the Business Combination Value for a Business Combination that does not constitute a Liquid Business Combination in accordance with Section 16.4 hereof, the development of thresholds applicable under Section 14.4 hereof or any other matter that causes a material adverse effect on the Company) with respect to which this Agreement or the License Agreement contemplates that agreement of the Parties shall be reached, (b) TeleNova and ITXC are unable to agree upon significant matters respecting the management of the Company's affairs, (c) TeleNova and ITXC are in such dispute that the Company is unable to function normally in the best interests of its Quotaholders or (d) in case any Party applies for or consents to the appointment of a receiver, trustee or liquidator for all or a substantial part of its properties or assets, makes a general assignment for the benefit of its creditors, is adjudicated a bankrupt or insolvent, or files a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of bank debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law.

          16.6.2  Impasse Closing.  In the event that an Impasse exists and,
                  ---------------
after good faith negotiations between TeleNova and ITXC, such Impasse is not resolved, then each Non-ITXC Party shall have the right to cause ITXC to purchase from such Non-ITXC Party (an "Impasse Put Right"), and ITXC shall have the right to cause each Non-ITXC Party to sell to ITXC (an "Impasse Call Right"), all of such Non-ITXC Party's equity interests in the Company (the "TeleNova Equity") in accordance with the provisions of this Section 16.6. Each Non-ITXC Party shall have the right to exercise its Impasse Put Right if it delivers written notice of such exercise to ITXC at any time within thirty (30) days after either TeleNova or ITXC advises the Non-ITXC Parties in writing that an Impasse has occurred and that such good faith negotiations have not resulted in the resolution of such Impasse. ITXC shall have the right to exercise its Impasse Call Right if it delivers written notice of such exercise to the Non-ITXC Parties at any time within such thirty day period. In the event that any Non-ITXC Party exercises its Impasse Put Right on a timely basis or ITXC exercises its Impasse Call Right on a timely basis, TeleNova and ITXC shall cause the TeleNova Equity to be appraised in accordance with the definition of Appraised Value set forth in Section 16.3.1 hereof. Within thirty (30) days after ITXC and TeleNova receive notice of the results of such appraisal, a closing shall be held at ITXC's headquarters (the "Impasse Closing"). At the Impasse Closing, ITXC shall deliver to such Non-ITXC Party consideration in an aggregate amount equal to the Appraised Value multiplied by such Non-ITXC Party's Fraction. In the event that the Impasse Closing is conducted following the exercise by one or more Non-ITXC Parties of its Impasse Put Right, ITXC shall have the right to determine whether such consideration shall be paid to such exercising Non-ITXC Party in cash or in the equivalent value (to be determined in accordance with Section 16.6(c) hereof) of shares of ITXC's Common Stock. In the event that the Impasse Closing is held solely as a result of ITXC's exercise of its Impasse Call Right, TeleNova shall have the right to determine whether such purchase price shall be paid in cash or in shares of ITXC Common Stock. In the event that such purchase price is to be paid in shares of ITXC Common Stock, the following provisions shall apply:

     (a) ITXC shall have the right to delay the Impasse Closing for a reasonable period of time in order to enable ITXC to obtain such shareholder and other approvals as ITXC shall require in order to effect such transaction. In the event that ITXC is unable to obtain such approvals within 120 days after either TeleNova or ITXC advises the other Parties that an Impasse has occurred, then the purchase price payable pursuant to this Section 16.6 shall be paid by ITXC in cash.

    (b) At the Impasse Closing, each Non-ITXC Party shall deliver to ITXC an investment letter, in form and substance reasonably satisfactory to ITXC, that will enable ITXC to issue such shares of ITXC Common Stock (the "Impasse Issued Shares") to each Non-ITXC Party without registration under the Securities Act or any applicable jurisdiction's securities laws. If the Impasse Issued Shares are being delivered solely as a result of the exercise of an Impasse Put Right by a Non-ITXC Party at a time after ITXC has consummated an IPO, then ITXC and such Non-ITXC Party shall enter into an agreement, in form and substance reasonably satisfactory to ITXC, pursuant to which ITXC shall agree that if Tom Evslin sells any Evslin/Jordan Common Shares during the Restricted Period, then ITXC shall, at such Non-ITXC Party's request, register for resale under the Securities Act up to 25% of such Non-ITXC Party's Impasse Issued Shares, provided that (i) such registration obligation shall cease as of the last day of the Restricted Period, and (ii) such agreement shall provide that such Non-ITXC Party's registration rights shall be subordinate to the Existing Rights (as defined in Section 16.3.5(c)(ii) hereof).

    (c) In the event that ITXC's Common Stock is registered under the Exchange Act and either listed on the New York Stock Exchange or American Stock Exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc. at the time of the Impasse Closing, for purposes of determining the number of shares of ITXC Common Stock to be delivered at the Impasse Closing, each share of ITXC Common Stock shall be valued at a price equal to the average closing sales price of ITXC's Common Stock during the five trading days immediately preceding the date on which the Impasse Closing is held. If, at the time of such Impasse Closing, ITXC's Common Stock is not registered pursuant to the Exchange Act or is not so listed or quoted, then TeleNova and ITXC shall cause the Appraiser to determine the per share value of ITXC's Common Stock as part of the appraisal described in this Section 16.6.

    (d) Each certificate representing such shares shall bear such legends as ITXC shall reasonably conclude shall be required under the Securities Act, provided, however, that the Evslin/Jordan Common Shares also bear such legends.

Notwithstanding any provision herein to the contrary, at or prior to any Impasse Closing held upon exercise of an Impasse Call Right, ITXC shall complete the payment (in cash or as otherwise permitted hereunder) of any Initial Required Contribution which ITXC has not yet fully paid."

3. Capitalized terms defined herein, unless modified hereby, shall have the meanings set forth in the Joint Venture Agreement.

4. This Amendment shall be binding on the parties hereto, their successors and assigns.

5. The terms, conditions and covenants of the Joint Venture Agreement not amended by this Amendment shall remain in full force and effect.

    In Witness Whereof, this Amendment has been executed on behalf of each of the Parties by their duly authorized representatives as of the date first above written.

TeleNova Comunicacoes Ltda.                        ITXC Corp.

        /s/ Claudio Collado  /s/ Hiran Marques            /s/ Edward B. Jordan
By      : ______________________________________   By     : ______________________________________
          Managing Director            G.A                  Chief Financial Officer
Title   : ______________________________________   Title  : ______________________________________
          8/31/98                    8/19/98                August 18, 1998
Date    : ______________________________________   Date   : ______________________________________

Witness:

                                                          /S/ Chris Gennari

1. ______________________               2. ____________________